UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 8, 2023

Adial Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-38323	82-3074668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Seminole Trail, Ste 495
Charlottesville, VA 22901

(Address of principal executive offices and zip code)

(434) 422-9800

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	ADIL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Warrants	ADILW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Material Definitive Agreement.

On May 8, 2023, Adovate, LLC (formerly known as Adenomed, LLC) (collectively, “Adovate”) gave irrevocable notice of its exercise of the option (the “Option”) to acquire all of the assets and business of Purnovate, Inc. (“Purnovate”) under that certain Option Agreement for the Acquisition of Purnovate, Inc. by Adenomed, LLC, dated as of January 27, 2023 (the “Option Agreement”). In connection with exercise of the Option, Adial Pharmaceuticals, Inc. (the “Company”) received from Adovate a non-refundable option exercise fee and upfront payment of $450,000 and entered into an option exercise agreement with Adovate (the “Option Exercise Agreement”) providing that the exercise of the Option will be effective as of May 16, 2023 and that any Purnovate expenses incurred on or subsequent to May 16, 2023 will be the sole responsibility of Adovate.

Pursuant to the Option Agreement, the Company will be reimbursed by Adovate for any Purnovate expenditures incurred and paid commencing December 1, 2022 through and including May 15, 2023, to be paid within thirty (30) days of execution of the final acquisition agreement, and will hold a security interest in the assets of Adovate until the expense reimbursement is paid in full and the equity in Adovate described below is issued to Company.

The Option Agreement sets forth the terms of the final acquisition agreement to be negotiated in good faith by the parties after exercise of the Option which include: (i) the issuance by Adovate to the Company of 19.99% of the equity of Adovate within thirty (30) days of execution of the final acquisition agreement (such 19.99% to be subject to anti-dilution protection until Adovate has raised $4,000,000); (ii) the assumption by Adovate of the obligations of Company under that certain Equity Purchase Agreement by and among Company, Purnovate, the members of Purnovate, and Robert D. Thompson as the member’s representative, dated December 7, 2020 and amended January 25, 2021; (iii) the assumption by Adovate of the obligations of the Company under that certain Employment Agreement, dated July 31, 2018, as amended, by and between Company and William Stilley; (iv) low, single digit royalty payments on net sales; (v) cash payments of up to approximately $11 million in development and approval milestones for each compound after payments to the prior members of Purnovate pursuant to the PNV EPA; and (vi) cash payments of up to an aggregate of $50,000,000 upon the achievement of certain commercial milestones.

The foregoing summaries of the Option Agreement and Option Exercise Agreement do not purport to be complete and are subject to and are qualified in their entirety by reference to the full text of such documents attached as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On May 10, 2023, the Company issued a press release announcing the exercise of the Option. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information presented in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 is being furnished and shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of the Company, under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Option Agreement for the Acquisition of Purnovate, Inc. by Adenomed, LLC, dated as of January 27, 2023 (incorporated by reference Exhibit 2.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on February 1, 2023 (File No. 001-38323)
2.2	Option Exercise Agreement, dated May 8, 2023, by and between Adovate LLC and Adial Pharmaceuticals, Inc.
99.1	Press Release issued by Adial Pharmaceuticals, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2023	ADIAL PHARMACEUTICALS, INC.

	By:	/s/ Cary J. Claiborne
	Name:	Cary J. Claiborne
	Title:	President and Chief Executive Officer

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